EXHIBIT-23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP

Houston, Texas
April 4, 2000